Exhibit 99.4
 Food Company, Inc.
One Dole Drive • Westlake Village, CA 91362 • 818-874-4000 • Fax 818-874-4625
NEWS RELEASE
Contact: Joseph Tesoriero
Phone: 818-879-6900
Contact: Beth Potillo
Phone: 818-879-6733
DOLE FOOD COMPANY, INC. ANNOUNCES
COMMENCEMENT OF PRIVATE $310 MILLION DEBT OFFERING
WESTLAKE VILLAGE, CALIFORNIA, September 18, 2009 — Dole Food Company, Inc. (“Dole”) announced today that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $310 million principal amount of Senior Secured Notes due 2016 (the “Notes”). Dole intends to use the net proceeds from the offering to redeem at par, 7.25% Senior Notes due June 15, 2010.
The Notes to be offered by Dole will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such Notes.
This release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises; security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings.